Exhibit 21

WESTAMERICA BANCORPORATION
Subsidiaries as of December 31, 1997

                                                                 State of
                                                            Incorporation
                                                            -------------
Westamerica Bank                                               California
Bank of Lake County                                            California
Community Banker Services Corporation                          California
Westcore                                                       California
Westamerica Commercial Credit, Inc.                            California